EXHIBIT 1.1


                   STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

                       Mortgage Pass-Through Certificates


                                 TERMS AGREEMENT


                                                  Dated: as of November 19, 1998


To:  STRUCTURED ASSET MORTGAGE INVESTMENTS INC.
     f/k/a Bear Stearns Mortgage Securities Inc.

Re:  Underwriting Agreement dated June 25, 1996

Underwriter:  Bear, Stearns & Co. Inc.

Series Designation:  Series 1998-10

Designation Schedule of the Certificates: Class A, Class PO, Class B-1, Class B-2, Class B-3, and Class R Certificates


TERMS OF THE CERTIFICATES TO BE PURCHASED BY THE UNDERWRITER:


DESIGNATION                  INITIAL PRINCIPAL AMOUNT    PASS-THROUGH RATE

Class A Certificates             $  211,895,600                6.90%
Class PO Certificates            $       90,487                 (1)
Class B-1 Certificates           $    6,856,700                6.90%
Class B-2 Certificates           $    3,999,700                6.90%
Class B-3 Certificates           $    2,285,600                6.90%
Class R Certificate              $          100                6.90%


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(1)   The Class PO Certificates are principal only certificates and will not bear interest.
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     The original principal amount of one or more Classes of Certificates may be increased or decreased by SAMI by up to 5%, depending upon the Mortgage Loans actually acquired by SAMI and delivered to the Trustee. In addition, the original principal amount of any Class of Certificates may be adjusted, as necessary, to obtain the required ratings on the Certificates from the Rating Agencies. Accordingly, any investor's commitments with respect to the Certificates may be correspondingly decreased or increased.

The Certificates purchased by the Underwriter will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.

DEFINED TERMS: Terms not otherwise defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement dated as of November 1, 1998, among Structured Asset Mortgage Investments Inc., as seller, Liberty Lending Services, Inc. as master servicer, and Bankers Trust Company of California, N.A., as trustee.

FORM OF CERTIFICATES BEING PURCHASED BY THE UNDERWRITER: Book Entry except for the Class R Certificate which will be in certificated, fully registered form.

DISTRIBUTION DATES: The 25th day of each month or, if such 25th day is not a business day, the next succeeding business day commencing in December, 1998.

CERTIFICATE RATING FOR THE CERTIFICATES BEING PURCHASED BY THE UNDERWRITER:

                                        Rating
CLASS                          S&P                 Fitch

Class A                         AAA                  AAA
Class PO                        AAAr                 AAA
Class B-1                        --                  AA
Class B-2                        --                   A
Class B-3                        --                  BBB
Class R                         AAA                  AAA



MORTGAGE ASSETS: The Mortgage Loans to be included in the Trust Fund are as described in Annex A hereto.

PURCHASE PRICE: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be $224,993,829.82 (plus $1,250,834.55 in accrued interest).

CREDIT ENHANCEMENT: None other than the subordination described in the related Prospectus Supplement.

CLOSING DATE: November 30, 1998, 9:00 a.m., New York time.
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The undersigned, as the Underwriter, agrees, subject to the terms and provisions of the above- referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates as set forth herein.


BEAR, STEARNS & CO. INC.


By:  /S/ SARA BONESTEEL
     Name:  Sara Bonesteel
     Title: Managing Director

Accepted:

STRUCTURED ASSET MORTGAGE INVESTMENTS INC.


By:  /S/ MARY HAGGERTY
     Name:  Mary Haggerty
     Title:   Vice President
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                                     ANNEX A


                             Mortgage Loan Schedule

              SEE EXHIBIT B OF THE POOLING AND SERVICING AGREEMENT